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EXHIBIT 3.1.2

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                              CONCELEBRATUS, INC.
                         INCLUDING A CHANGE OF NAME TO
                          CROSSROADS INVESTMENTS, INC.

      PURSUANT TO THE PROVISIONS OF THE COLORADO CORPORATION CODE, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

      FIRST: THE NAME OF THE CORPORATION IS CONCELEBRATUS, INC.

      SECOND: THE FOLLOWING AMENDMENT WAS ADOPTED BY THE SHAREHOLDERS OF THE CORPORATION IN THE MANNER PRESCRIBED BY THE COLORADO CORPORATION CODE ON OCTOBER 19, 1987.

      THE ARTICLES OF INCORPORATION SHALL BE AMENDED BY STRIKING THE EXISTING
ARTICLE I AND INSERTING IN LIEU THEREOF THE FOLLOWING NEW ARTICLE I.

                                   ARTICLE I
                                   ---------
                                      NAME
                                      ----

      THE NAME OF THE CORPORATION SHALL BE CROSSROADS INVESTMENTS, INC.

      THIRD: THE NUMBER OF SHARES VOTED FOR THE AMENDMENT WAS SUFFICIENT FOR APPROVAL.

      FOURTH: THE MANNER, IF NOT SET FORTH IN SUCH AMENDMENT, IN WHICH ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES PROVIDED FOR IN THE AMENDMENT SHALL BE EFFECTED, IS AS FOLLOWS: STOCK CERTIFICATES REFLECTING THE NEW NAME OF THE CORPORATION SHALL BE EXCHANGED FOR THE OLD STOCK CERTIFICATES.

      FIFTH: THE AMENDMENT DOES NOT EFFECT A CHANGE IN THE AMOUNT OF STATED CAPITAL.

      DATED:OCTOBER 19, 1987.

                                                CONCELEBRATUS, INC.

                                                BY: /S/ MARK R. MOLDENHAUER
                                                    ----------------------------
                                                    MARK R. MOLDENHAUER,
                                                    PRESIDENT


ATTIST:

/S/ JOHANA MASTERS
-------------------------------
JOHANA MASTERS, ASST. SECRETARY